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                                                                    Exhibit 23.1

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated February 11, 2000 relating to the financial statements and financial statement schedules of Philadelphia Consolidated Holding Corp., which appears in Philadelphia Consolidated Holding Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Philadelphia, PA
August 2, 2000